UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 5, 2010

DIGIMARC CORPORATION

(Exact name of registrant as specified in its charter)

Oregon	001-34108	26-2828185
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

9405 SW Gemini Drive, Beaverton Oregon 97008

(Address of principal executive offices) (Zip Code)

(503) 469-4800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On October 5, 2010, Digimarc Corporation (the “Company”) entered into a patent licensing arrangement (the “Licensing Transaction”) with IV Digital Multimedia Inventions, LLC (“Licensee”), a Delaware limited liability company affiliated with Intellectual VenturesTM, pursuant to which the Company granted an exclusive license, subject to pre-existing encumbrances and the grant-back license described below, to 597 patents and to 288 patent applications held by the Company. The Company retains 4 patents and 128 patent applications that are not subject to the exclusive license, as well as 26 patents and 26 patent applications for which the Company holds rights with third parties (“third-party related assets”).

Patent License Agreement

In connection with the Licensing Transaction, the Company entered into a patent license agreement (the “Patent License Agreement”) with Licensee. Subject to pre-existing encumbrances and the grant-back license described below, pursuant to the terms of the Patent License Agreement, the Company (who is also the “Licensor” in this transaction), granted to Licensee the exclusive, worldwide, sublicensable license of the patents and patent applications licensed under the License Agreement (collectively, the “Licensed Patents”) in exchange for (i) a license issue fee in the aggregate amount of Thirty-Six Million Dollars ($36,000,000), to be paid in increasing quarterly installments over three years, and (ii) an amount equal to 20% of the profits generated by the Licensee through the sublicensing of the Licensed Patents, which profits consist of sublicensing and other monetization revenues less specified expenses, including the license issue fee (the “Profit Participation”), payable on an annual basis once these revenues exceed the expenses. The Company also assigned to Licensee the related causes of action and other enforcement rights under the Licensed Patents. The Company will continue to receive the royalties and fees from pre-existing encumbrances and from renewals and extensions of the same.

Licensee has the sole right, but not the obligation, to prepare, file, prosecute, maintain, defend and enforce the Licensed Patents at Licensee’s expense. Licensee may at any time abandon its license or other rights to all or any of the Licensed Patents, in which case, certain Licensed Patents that Licensee opts to release revert back to the Company.

Common Interest Agreement

In addition to the Licensing Transaction, Invention Law Group, P.C., a professional corporation affiliated with Intellectual Ventures TM ( “ILG”), Licensee and the Company entered into a common interest agreement (the “Common Interest Agreement”), pursuant to which the parties acknowledged their common interest in cooperating with each other with respect to patent prosecution, patent portfolio monetization and patent licensing work, and agreed, in order to further that common interest and subject to other conditions, to exchange privileged and work product information (“Common Interest Materials”). The parties further agreed that any Common Interest Materials exchanged among the parties would continue to be protected under all applicable privileges.

Work Agreement

In addition to the Licensing Transaction, the Company, ILG and Licensee (together with ILG, the “IV Entities”) entered into a work agreement (the “Work Agreement”), pursuant to which the Company will provide assistance with respect to the Licensed Patents, including assistance in licensing activities (collectively, the “Work”). Any Work is subject to a written statement of work to which the parties agree and at hourly rates as provided in the Work Agreement. Subject to the terms and conditions set forth in the Work Agreement, the Company will perform, and the IV Entities will pay for, a minimum amount of Work over a five year period at an aggregate of cost of $4 million, payable at a rate of $800,000 per year.

Grant-back License Agreement

In connection with the Licensing Transaction, immediately after the execution of the Patent License Agreement, the Company and Licensee entered into a grant-back license agreement (“Grant-Back License Agreement”), pursuant to which Licensee granted to the Company a fully paid-up, royalty-free, non-exclusive, irrevocable right and license under each of the Licensed Patents for use in products designed and services provided in the operation of the Company’s continuing business, subject to certain specified terms and exceptions.

Patent Rights Agreement

In connection with the Licensing Transaction and in consideration of the amounts to be paid to the Company under the Patent License Agreement, the Company and Licensee entered into a patent rights agreement (the “Patent Rights Agreement”) pursuant to which the Company granted to Licensee an exclusive call option to purchase all or any number of patents and/or patent applications identified as Licensed Patents for a purchase price of $1,000 per patent or patent application. The Patent Rights Agreement further provides for the grant by the Licensee to the Company the right to put all or any number of patents within the Licensed Patents to the Licensee for a purchase price of $1,000 per patent if Licensee threatens or commences an action or proceeding with respect to infringement of a

Licensed Patent. If either party exercises these options with respect to one or more Licensed Patents, the Company’s Profit Participation rights will continue with respect to any patents purchased by Licensee. Under the Patent Rights Agreement, the Company also grants Licensee a first priority security interest in and to each of the Licensed Patents and the Company is restricted from transferring title to, pledging or encumbering the Licensed Patents.

Payments

Payments to the Company from the transactions are expected to include:

•

Issuance Fee: $36 million over the first three years in quarterly minimum guaranteed payments, as set forth below, such schedule showing payments increasing at an annual rate of approximately 10%, reflecting an assumption of increasing value of the portfolio as the licensing program succeeds and anticipated “network effects” resulting from the widespread licensing and deployment of the technology:

October 6, 2010	$2,600,000
November 15, 2010	$2,675,000
February 15, 2011	$2,750,000
May 16, 2011	$2,825,000
August 15, 2011	$2,875,000
November 15, 2011	$2,950,000
February 15, 2012	$3,025,000
May 15, 2012	$3,100,000
August 15, 2012	$3,175,000
November 15, 2012	$3,250,000
February 15, 2013	$3,350,000
May 15, 2013	$3,425,000

•

Profit Participation: 20% of any profits earned will be paid once a year, in the first calendar quarter after the close of any calendar year in which revenues from any portfolio monetization exceed expenses relating to the portfolio.

•

Services: A minimum of $4 million of consulting and services fees over the first five years of the transaction, which may fluctuate from quarter to quarter and year to year and will be invoiced after any month in which work under the agreement occurs, with a portion of the minimum guaranteed fees due approximately 15 days before the end of each quarter during that five-year period.

The Company and its auditors have not yet fully determined how the transaction should be accounted for.

Item 2.02.	Results of Operations and Financial Condition

On October 6, 2010, the Company issued a press release announcing the anticipated effects of various events on the Company’s financial results for the quarter ended September 30, 2010. A copy of the press release is attached hereto as Exhibit 99.1 and the portion of the release relating to the expected effects of these events on the Company’s financial results for the quarter ended September 30, 2010 is incorporated by reference herein.

Item 7.01.	Regulation FD Disclosure

On October 6, 2010, the Company issued a press release announcing the Licensing Transaction and the anticipated effects of various events on the Company’s financial results for the quarter ended September 30, 2010. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

99.1	Press Release issued by Digimarc Corporation, dated October 6, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 6, 2010

	By:	/s/ Robert P. Chamness
Robert P. Chamness
Chief Legal Officer and Secretary

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Press Release issued by Digimarc Corporation, dated October 6, 2010.